Exhibit 99.2

Unaudited Financial and Other Statistical Information for the Three and Nine

Month Periods Ended November 30, 2007, and Guidance for Fiscal Year 2008

AZZ incorporated

Consolidated Statements of Income

(unaudited)

	Three Months Ended November 30,2007	Nine Months Ended November 30,2007
Net Sales	$86,593,180	$243,576,501

Cost of Sales	66,369,431	182,943,181

Selling, General and Administrative	7,449,000	27,816,380
Interest Expense	341,954	1,261,297
Net (Gain) Loss on Sale of Property, Plant and Equipment	(33,819)	(32,725)
Other (Income)	(236,639)	(793,009)

	73,889,927	211,195,124

Income Before Income Taxes and Accounting Changes	12,703,253	32,381,377
Income Tax Expense	4,611,672	12,021,508

Income before cumulative effect of changes in accounting principles	$8,091,581	$20,359,869
Cumulative effect of change in accounting principles (net of tax)	—	—
Net Income	$8,091,581	$20,359,869

Income Per Share:
Basic	$.67	$1.70

Diluted	$.66	$1.67

Exhibit 99.2

AZZ incorporated

Consolidated Balance Sheet

(unaudited)

Period Ended November 30,2007
Assets:
Current assets:
Cash and cash equivalents	$2,162,281
Accounts receivable, net of allowance for doubtful accounts	50,424,314
Inventories	45,868,855
Costs and estimated earnings in excess of billings on uncompleted contracts	12,843,870
Deferred income taxes	4,153,253
Prepaid expenses and other	933,095

Total current assets	116,385,668
Net property, plant, and equipment	48,606,282
Goodwill, less accumulated amortization	40,962,104
Other Assets	1,245,880

$207,199,934

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$18,974,997
Accrued liabilities	28,133,739
Long-term debt due within one year	-0-

Total current liabilities	47,108,736
Long-term debt due after one year	17,000,000
Deferred income taxes	4,434,316
Shareholders’ equity	138,656,882

$207,199,934

Exhibit 99.2

AZZ incorporated

Condensed Consolidated Statement of Cash Flows

(unaudited)

Period Ended November 30,2007
Net cash provide by operating activities	$20,107,593
Net cash used in investing activities	(7,866,845)
Net cash provided by (used in) financing activities	(11,781,589)

Net (decrease) increase in cash and cash equivalents	459,159
Cash and cash equivalents at beginning of period	1,703,092

Cash and cash equivalents at end of period	$2,162,251

Exhibit 99.2

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousands)

Information regarding operations and assets by segment is as follows:

	Three Months Ended November 30,2007	Nine Months Ended November 30,2007
Net sales:
Electrical and Industrial Products	$51,455	$137,479
Galvanizing Services	35,138	106,098

	$86,593	$243,577

Segment operating income (a):
Electrical and Industrial Products	$8,032	$22,318
Galvanizing Services	8,336	26,177

	$16,368	$48,495

General corporate expenses (b)	$3,308	$14,825
Interest expense	342	1,261
Other (income) expense, net (c)	15	28

	$3,665	$16,114

Income Before Taxes	$12,703	$32,381

Total assets:
Electrical and Industrial Products	$124,196	$124,196
Galvanizing Services	76,370	76,370
Corporate	6,634	6,634

	$207,200	$207,200

(a)	Segment operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses, specifically identifiable selling expenses and other income and expense items that are specifically identifiable to a segment.
(b)	General corporate expense consists of selling, general and administrative expense that are not specifically identifiable to a segment.
(c)	Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

Exhibit 99.2

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand except per share amount)

	Actual Year to Date November 30,2007	Projected Year Ended February 29, 2008
Net Sales:
Electrical and Industrial Products	$137,479	$180,000 to $185,000
Galvanizing Services	$106,098	$135,000 to $140,000

Total Sales	$243,577	$315,000 to $325,000

Diluted earnings per share	$1.67	$2.12 to $2.22

Total Company Revenue by Market Segment:
Power Generation		13%
Transmission and Distribution		28%
Industrial		59%

Electrical and Industrial Products
Revenues by Industry:
Power Generation		22%
Transmission and Distribution		48%
Industrial		30%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		21%
OEM’s		17%
Industrial		19%
Bridge and Highway		9%
Petro Chemical		34%

Operating Margins:
Electrical and Industrial Products	16.2%	16%
Galvanizing Services	24.7%	24%

Cash Provided By Operations	$20,108	$25,000
Capital Expenditures	$8,085	$10,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$6,072	$8,500
Total Bank Debt	$17,000	$14,000

Percent of Business By Segment:
Electrical and Industrial Products	56%	57%
Galvanizing Services	44%	43%

Exhibit 99.2

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand)

Quarter Ended November 30,2007
Book to Ship Ratio:
8/31/07 Backlog	$149,196
Qtr. Ending 11/30/07 Bookings	84,537
Qtr. Ending 11/30/07 Shipments	86,594
8/31/07 Backlog	$147,139
Book to Ship Ratio	.98

Outstanding Accounts Receivable Days	49